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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 13, 2011, relating to the consolidated financial statements of Hyperdynamics Corporation, and of the effectiveness of Hyperdynamics Corporation's internal control over financial reporting (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph related to internal control over financial reporting and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses), appearing in the Annual Report on Form 10-K of Hyperdynamics Corporation for the year ended June 30, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Houston, Texas
May 9, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM